FIRST AMENDMENT TO THE

AMENDED AND RESTATED CUSTODY AGREEMENT

THIS FIRST AMENDMENT, effective as of May 26, 2020 to the Amended and Restated Custody Agreement dated as of June 30, 2019 (the “Agreement”), is entered into by and between THE RBB FUND, INC., a Maryland corporation, (the “Company”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and the Custodian desire to amend the series of the Company to add new Funds; and

WHEREAS, Article XV, Section 15.02 of the Agreement provides that the Agreement may be amended by written agreement executed by both parties, and authorized or approved by the Board of Directors of the Company.

NOW, THEREFORE, the parties agree to amend and restate Exhibit A of the Agreement for the purposes of adding Campbell Systematic Macro Offshore Limited, SGI Conservative Fund, SGI Peak Growth Fund, SGI Prudent Growth Fund and SGI U.S. Large Cap Equity VI Portfolio to the Agreement. Exhibit A of the Agreement is hereby replaced with the First Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THE RBB FUND, INC.		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Salvatore Faia	By:	/s/ Anita Zagrodnik 5/26/2020

Printed Name: Salvatore Faia		Printed Name: Anita Zagrodnik
Title: President		Title: Senior Vice President

First Amended Exhibit A to the Amended and Restated Custody Agreement

The separate Mutual Fund Series and ETF Series of the RBB Fund, Inc. and Certain Related Entities

Abbey Capital Futures Strategy Fund

Abbey Capital Onshore Series LLC

Abbey Capital Master Offshore Fund Limited

Abbey Capital Offshore Fund SPC

Abbey Capital Multi Asset Fund

Abbey Capital Multi Asset Offshore Fund Limited

Adara Smaller Companies Fund

Aquarius International Fund

Bogle Investment Management Small Cap Growth Fund

Boston Partners Small Cap Value Fund II

Boston Partners All-Cap Value Fund

Boston Partners Long/Short Equity Fund

Boston Partners Long/Short Research Fund

WPG Partners Small/Micro Cap Value Fund

Boston Partners Global Equity Fund

Boston Partners Global Long/Short Fund

Boston Partners Emerging Markets Long/Short Fund

Boston Partners Emerging Markets Long/Short Offshore Fund Ltd.

Boston Partners Emerging Markets Fund

Boston Partners Global Equity Advantage Fund

Campbell Dynamic Trend Fund

Campbell Core Offshore Limited

Campbell Systematic Macro Fund

Campbell Systematic Macro Offshore Limited

Campbell Advantage Fund

Campbell Advantage Offshore Limited

Free Market Fixed Income Fund

Free Market International Equity Fund

Free Market US Equity Fund

MATSON MONEY U.S. EQUITY VI PORTFOLIO

MATSON MONEY INTERNATIONAL EQUITY VI PORTFOLIO

MATSON MONEY FIXED INCOME VI PORTFOLIO

Schneider Small Cap Value Fund

SGI Global Equity Fund

SGI U.S. Small Cap Equity Fund

SGI U.S. Large Cap Equity Fund

SGI U.S. Large Cap Equity VI Portfolio

SGI Conservative Fund

SGI Peak Growth Fund

SGI Prudent Growth Fund

MFAM Global Opportunities Fund

MFAM Mid Cap Growth Fund

MFAM Small-Cap Growth ETF

Motley Fool 100 Index ETF

Orinda Income Opportunities Fund